Exhibit 99.1

Floor & Decor Holdings, Inc. Announces Appointment of New Director

August 31, 2021

ATLANTA--(BUSINESS WIRE)-- Floor & Decor Holdings, Inc. (NYSE: FND) announced today that Dwight James, Senior Vice President – Customer Engagement & Loyalty for Delta Air Lines (NYSE: DAL), and CEO of Delta Vacations, has been appointed to Floor & Decor’s Board of Directors, effective September 30, 2021.

Floor & Decor also announced that David Kaplan, Co-Founder of Ares Management Corporation, resigned from its Board of Directors, effective September 30, 2021. David remarked, “I am proud to have been part of Floor & Decor’s remarkable growth over the last decade and thankful for the partnership I have enjoyed with the entire management team. I believe that the future is very bright for Floor & Decor and that the Board has a very talented group of directors supporting the company’s continued value creation mission.”

Tom Taylor, CEO of Floor & Decor, said, “We are thrilled to welcome Dwight to our Board. He will bring a strong focus on customer engagement, loyalty and digital strategy to our Board discussions, and we believe his leadership skills will help us further build on the execution of our long-term strategic growth plan. We also thank David for his many valuable contributions to Floor & Decor over the last 11 years.”

About Dwight James

Mr. James is a Senior Vice President at Delta Air Lines, responsible for the company’s Digital Strategy, Customer Engagement & Loyalty and serves as the CEO of Delta Vacations, a wholly owned global subsidiary of Delta. Since 2009, he has held several senior executive roles at Delta, which include leading pricing and revenue management, where he oversaw the company’s development, planning and execution of global revenue generation strategies. Mr. James also led Delta’s international franchise where he was responsible for the company’s international revenue and profit performance. As an expatriate based in Amsterdam, Netherlands, Mr. James led the profit and loss statement of Delta’s Europe, Middle East, Africa and India portfolio. Mr. James also served as the company’s Chief Economist and Revenue Forecaster after beginning his career at Delta as an executive in the Corporate Strategy group. Prior to Delta, Mr. James held executive roles with The Home Depot in Strategy & Business Development and within the At Home Services division. Earlier in his career, he spent time as a management consultant with Deloitte Consulting in the Mergers & Acquisitions and Corporate Restructuring practices, focused on Energy, Retail and Consumer Business companies. Mr. James serves on the Advisory Board Council of Cool Girls, Inc. In addition to his community work, he is on the Executive Committee of the Diversity, Equity & Inclusion Council at Delta. Mr. James also serves on the Board of Directors of Virgin Red, the London-based consumer loyalty company of the Virgin Group. Mr. James earned his B.A. in Business Administration from Morehouse College and MBA from Duke University – The Fuqua School of Business.

About Floor & Decor Holdings, Inc.

Floor & Decor is a multi-channel specialty retailer and commercial flooring distributor operating 147 warehouse-format stores and two design centers across 33 states at the end of the second quarter of fiscal 2021. The Company offers a broad assortment of in-stock hard-surface flooring, including tile, wood, laminate, vinyl, and natural stone along with decorative and installation accessories, at everyday low prices. The Company was founded in 2000 and is headquartered in Atlanta, Georgia.

Forward-Looking Statements

This press release may include statements that constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this release, are forward-looking statements. Forward-looking statements include any statements regarding the Company’s strategic and operational plans, future performance or financial condition and may often be identified by the use of words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “budget,” “potential,” “focused on” or “continue” and other similar expressions that predict or indicate future events or trends.

Forward-looking statements speak only as of the date hereof and are not guarantees of future events, results, performance or achievements. These statements are based on the Company’s current expectations, assumptions, estimates and projections and involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results to be materially different from those expressed or implied by the forward-looking statements, including, without limitation, those factors described in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, the Company does not plan to update or revise any forward-looking statements, whether as a result of any new information, future events or otherwise.

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on businesswire.com: https://www.businesswire.com/news/home/20201029005840/en/

Investor Contact:

Wayne Hood
Vice President of Investor Relations
678-505-4415
Wayne.hood@flooranddecor.com

or

Matt McConnell
Senior Manager of Investor Relations
770-257-1374
matthew.mcconnell@flooranddecor.com

Source: Floor & Decor Holdings, Inc.